Spitzer & Feldman P.C.
                                 405 Park Avenue
                               New York, NY 10022


                                                                   July 28, 1999

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


          Re: Name Change Notification for: The Medical Fund and the Cure for Cancer, Inc. CIK No. 0001083387

Ladies and Gentlemen:

                  This is to inform you that the above identified registrant has changed its name to:

                           Kinetics Mutual Funds, Inc.

                  Please make the appropriate changes to your records.

                  Thank you.

                                                       Very truly yours,

                                                       /s/Lawrence Y. Vincent

                                                       Lawrence Y. Vincent, Esq.